UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): October 28, 2011

StemCells, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-19871	94-3078125
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

7707 Gateway Blvd, Suite 140, Newark, CA		94304
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: 510.456.4000

Not Applicable

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

On June 8, 2009, StemCells, Inc. (the “Company”) announced entering into an at-the-market sales agreement with Cantor Fitzgerald & Co (“Cantor”). This previously reported sales agreement with Cantor (the “2009 Sales Agreement”) contemplates the sale of up to $30,000,000 of shares of the Company’s common stock, from time to time, in at-the-market offerings.

On November 16, 2010, the Securities and Exchange Commission declared effective the Company’s shelf Registration Statement on Form S-3 (Registration No. 333-170300) (the “Registration Statement”). The Registration Statement permits the issuance, from time to time, by the Company of shares of the Company’s common stock, preferred stock and debt securities up to a combined amount of $100,000,000.

To continue to make at-the-market sales through the 2009 Sales Agreement, the Company is filing with the Securities and Exchange Commission (i) this Current Report on Form 8-K, and (ii) a prospectus supplement dated October 28, 2011. Neither of these filings disclose a new arrangement between the Company and Cantor. Instead, this Current Report on Form 8-K files certain exhibits for incorporation by reference into the earlier Registration Statement, including the 2009 Sales Agreement and an opinion the Company received from its outside legal counsel regarding the validity of the shares to be sold pursuant to the 2009 Sales Agreement.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

1.1	Sales Agreement between StemCells, Inc. and Cantor Fitzgerald & Co. dated June 5, 2009 (incorporated by reference to the Current Report on Form 8-K filed on June 8, 2009).

5.1	Opinion of Ropes & Gray LLP.

23.1	Consent of Ropes & Gray LLP (contained in Exhibit 5.1 above).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

October 28, 2011	StemCells, Inc.

/s/ Ken Stratton
Name: Ken Stratton
Title: General Counsel

Exhibit Index

Exhibit Number	Description

5.1	Opinion of Ropes & Gray LLP.

23.1	Consent of Ropes & Gray LLP (contained in Exhibit 5.1 above).